HellerEhrman LLP	SpaceDev, Inc. SpaceDev, 2007 Page 1
September 6, 2007	Main (858) 450-8400 Fax (858) 450-8499

SpaceDev, Inc. 13855 Stowe Drive Poway, CA 92064

Re:           Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to SpaceDev, Inc., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment Number 2 to Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about September 6, 2007 (as may be further amended or supplemented, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), 5,184,698 shares of the Company’s common stock reserved for issuance under the Company’s Stock Option Plan of 1999 and under the Company’s Employee Stock Purchase Plan of 1999 (together, in total, the “Shares”).  The Company’s Stock Option Plan of 1999 shall be referred to herein as the “Option Plan,” and the Company’s Employee Stock Purchase Plan of 1999 shall be referred to herein as the “Purchase Plan.”

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Act.

For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of the Company’s charter documents, the corporate proceedings taken by the Company and its predecessor in connection with the establishment of the Option Plan and the Purchase Plan and other corporate records, certificates of officers of the Company and public officials, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate.  In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed, .pdf or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

Based on such review, subject to the assumptions stated above and relying on the statements of fact contained in the documents, instruments, records, certificates, statements and representations described above, and assuming that the purchase or exercise price is at least equal to, and the Company receives property or cash or any other benefit authorized by the Company’s Board of Directors at least equal to, the par value of the Shares, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, or (b) the provisions of stock purchase agreements duly authorized under the Option Plan or the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, without our prior written consent. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan, the Purchase Plan, or the Shares.

Very truly yours,

/s/ HELLER EHRMAN LLP